UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 21, 2019 (May 17, 2019)

Basanite, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53574	20-4959207
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S Employer Identification Number)

2041 NW 15thAvenue, Pompano Beach, Florida 33069

(Address of Principal Executive Offices) (Zip Code)

954-532-4653

(Registrant’s Telephone Number, including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02   Unregistered Sales of Equity Securities

On May 17, 2019, Basanite, Inc. (the “Company”) agreed to issue 17,710,715 shares of its common stock, par value $0.001 per share (collectively, the “Shares”), in exchange for $1,168,600 as the result of the exercise of certain outstanding warrants issued by the Company in the past to various accredited investors (the “Warrant Holders”). As a result of the exercise of the warrants, the Company received new cash proceeds of $1,002,748 and also applied a reduction of $165,852 of principal and accrued interest due to holders of certain promissory notes who were also Warrant Holders. The Warrant Holders exercised the warrants at exercise prices ranging from $0.06 to $0.48 per share.

All of the Shares are “restricted securities” as such term is defined by the Securities Act of 1933, as amended (the “Securities Act”). The Shares will be issued in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 21, 2019

BASANITE, INC.

By:	/s/ David Anderson
David Anderson
Chief Operations Officer